EXHIBIT 10.38

PROMISSORY NOTE

November 19, 2019	$25,000
Boynton Beach, Florida

FOR VALUE RECEIVED, the undersigned, PURADYN FILTER TECHNOLOGIES INCORPORATED, a Delaware corporation (the “Maker”) having a business address at 2017 High Ridge Road, Boynton Beach, FL  33426, hereby promises to pay to the order of DOMINICK A. TELESCO, an individual (the “Payee” or “Holder”) having a business address at 150 Via Bellaria, Palm Beach, FL  33480, at the date of maturity set forth below, the principal amount of twenty-five thousand dollars ($25,000), together with interest on the unpaid principal amount at the rate of 5% per annum,

1.

Payments of Interest and Principal.  All principal and accrued interest shall be due and payable on December 31, 2020 the ("Maturity Date").  Interest may be paid in cash or shares of the Maker's common stock at the option of the Maker.  Any such shares shall be valued at the fair market value of the Maker's common stock at the date of issuance.  All payments made hereunder shall be applied as made first to the payment of interest then due, and the balance of said payment shall be applied to the payment of the principal sum.

2.

Prepayment.  From and after the date hereof, Maker shall have the option to prepay all, but not in part, the principal balance, together with accrued interest on the principal amount, of this Note.  There is no prepayment penalty.

3.

Default.  The occurrence of any of the following shall constitute an event of default (“Event of Default”):

a.

Failure to Pay.  Maker fails to pay, when due, any of the obligations provided for in this Note at their due date, within two (2) business days follow written notice from the Payee to the Maker of the failure to timely pay the Note;

b.

Failure to Perform.  Maker fails to perform or observe any material covenant, term or condition of this Note, and such failure continues unremedied for a period of ten (10) days after written or facsimile notice from Payee to Maker of such failure;

c.

Petition By or Against Maker.  There is filed by or against Maker any petition or complaint with respect to its own financial condition under any state or federal bankruptcy law or any amendment thereto (including, without limitation, a petition or reorganization, arrangement or extension of debts) or under any other similar or insolvency laws providing for the relief of debtors; or

d.

Appointment of Receiver.  If proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Maker or of all or a substantial part of the property thereof, or an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Maker or the debts thereof under any bankruptcy insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

4.

Remedies.  Upon the occurrence of an Event of Default and for so long as such default is continuing:

a.

The total amount of: (a) the principal amount of this Note and all accrued but unpaid interest thereon; and (b) interest on the foregoing sums, at the rate of one and one-half percent (1 ½%) per month, but not greater than the highest rate permitted by law, from said occurrence until paid in full (the “Default Amount”) shall, at the option of Payee, become immediately due and payable without notice or demand; and

b.

Payee may exercise any of the other remedies provided under applicable laws.

5.

Cumulative Remedies; Waivers.  No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Payee at law or in equity.  No express or implied waiver by Payee of any default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default.  The failure or delay of Payee in exercising any rights granted it hereunder under any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies, and any single or partial exercise of any particular right by Payee shall not exhaust the same or constitute a waiver of any other right provided herein.

6.

Costs and Expenses.  Maker shall be liable for all costs, charges and expenses incurred by Payee by reason of the occurrence of any Event of Default or the exercise of Payee’s remedies with respect thereto.

7.

Miscellaneous.

a.

Waivers.  No waiver of any term or condition of this Note shall be construed to be a waiver of any succeeding breach of the same term or condition.  No failure or delay of Payee to exercise any power hereunder, or it insists upon strict compliance by Maker of any obligations hereunder, and no custom or other practice at variance with the terms hereof shall constitute a waiver of the right of Payee to demand exact compliance with such terms.

b.

Invalid Terms.  In the event any provision contained in this Note shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

c.

Successors.  This Note shall be binding upon Maker, its legal representatives, successors and assigns, and inure to the benefit of Payee, its legal representatives, successors and assigns.

d.

Controlling Law.  This Note shall be read, construed and governed in all respects in accordance with the laws of the State of Florida.

e.

Amendments.  This Note may be amended only by an instrument in writing and executed by the party against which enforcement of the amendment is sought.

8.

Notices.  All notices, request, demands and other communications required or permitted to be given hereunder shall be sufficiently given if address to the addresses set forth above and posted in the U.S. Mail by certified or registered mail, return receipt requested or by overnight mail, including appropriate receipts.  Any party may change said address by giving the other party hereto notice of such change of address.  Notice given as hereinabove prescribed shall be deemed given on the date of its deposit in the U.S. Mail or with the overnight delivery service.

9.

Headings.  All section and subsection headings herein, wherever they appear, are for convenience only and shall not affect the construction of any terms herein.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized officer and its seal affixed hereto, as of the day and year first above written.

PURADYN FILTER TECHNOLOGIES INCORPORATED

By:	/s/ Edward S. Vittoria
Edward S. Vittoria, Chief Executive Officer

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